As filed with the Securities and Exchange Commission on August 31, 1998.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933

                             BOSTON ACOUSTICS, INC.
             (Exact name of registrant as specified in its charter)

         Massachusetts                                          04-2662473
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                300 Jubilee Drive
                          Peabody, Massachusetts 01960
          (Address, including zip code, of principal executive offices)

                                 1996 Stock Plan
                                 1997 Stock Plan
                            (Full title of the plan)

                               Andrew G. Kotsatos
                 Chairman, Chief Executive Officer and Treasurer
                             Boston Acoustics, Inc.
                                300 Jubilee Drive
                          Peabody, Massachusetts 01960
                     (Name and address of agent for service)
                                 (978) 538-5000
          (Telephone number, including area code, of agent for service)

                                   copies to:
                            Joseph D.S. Hinkley, Esq.
                              Peabody & Arnold LLP
                                 50 Rowes Wharf
                                Boston, MA 02110

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed
                                                Proposed              maximum                 Amount
Title of                     Amount             maximum               aggregate               of
securities                   to be              offering price        offering                registration
to be registered             registered         per share             price                   fee
-----------------------------------------------------------------------------------------------------------

Common Stock,                738,000(1)         $22.69(2)             $16,745,220(2)          $4,940(2)
par value $.01
per share (issuable upon
exercise of options)
-----------------------------------------------------------------------------------------------------------

(1) The 738,000 shares shown are shares issued or issuable upon the exercise of options issued or issuable pursuant to the Company's 1996 Stock Plan and 1997 Stock Plan (collectively, the "Plans"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also registered an undetermined number of additional shares which may be issued if the antidilution provisions of the Plans become operative.

(2) The total number of shares of Common Stock to be registered includes the following: (i) under the 1996 Stock Plan 288,000 shares of the Company's Common Stock issuable upon the exercise of options at exercise prices ranging from $11.67 to $18.08; and (ii) under the 1997 Stock Plan 149,250 shares of the Company's Common Stock issuable upon the exercise of options at exercise prices ranging from $17.33 to $19.89. An additional 300,750 shares are to be offered under the 1997 Stock Plan at prices not presently determinable. Pursuant to Rule 457(c) and (h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on the $22.69 average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on August 28, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Boston Acoustics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended March 28, 1998.

     (b)  Quarterly Report on Form 10-Q for fiscal quarter ended June 27, 1998.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock of the Company offered hereby (the "Shares") will be passed upon for the Company by Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110. Joseph D.S. Hinkley, a partner in Peabody & Arnold LLP, is the Clerk of the Company.

Item 6. Indemnification of Directors and Officers.

     With respect to indemnification, Section 67 of Chapter 156B of the Massachusetts General Laws provides:

          "Indemnification of directors, officers, employees, and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of any undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

          No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

          A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     Article 6A of the Company's Restated Articles of Organization provides as follows:

          Limitation of Liability of Directors. No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived improper personal benefit.

          The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring while this Article is in effect.


Item 8.  Exhibits.


Exhibit No.  Exhibit
-----------  -------
++4.1.       1996 Stock Plan.

^4.2.        1997 Stock Plan.

*4.3.        Form of Incentive Stock Option Agreement.

*4.4.        Form of Non-Statutory Stock Option Agreement.

*5.1.        Opinion of Peabody & Arnold LLP regarding legality.

*23.1.       Consent of Arthur Andersen LLP.

*23.2.       Consent of Peabody & Arnold LLP (included in its opinion filed as Exhibit 5.1).

*24.1.       Power of Attorney (contained in signature page).

------------------------------
*Filed herewith.
++Previously filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997.
^Previously filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1998.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of the section do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of this Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, Commonwealth of Massachusetts on this 31st day of August, 1998.

                                  BOSTON ACOUSTICS, INC.


                                  By: /s/ Andrew Kotsatos
                                      -------------------
                                      Andrew G. Kotsatos, Chairman,
                                      Chief Executive Officer and Treasurer

                                POWER OF ATTORNEY

     The undersigned directors of Boston Acoustics, Inc. hereby severally constitute and appoint Andrew G. Kotsatos our true and lawful attorney-in-fact and agent with full power of substitution, to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                            Title                                                Date
---------                            -----                                                ----

/s/ Andrew Kotsatos        Director, Chief Executive Officer and                       August 31, 1998
-------------------        Treasurer                                                ------------------
Andrew G. Kotsatos

/s/ Fred Faulkner          Director, President and Chief Operating                     August 31, 1998
-----------------          Officer                                                  ------------------
Fred E. Faulkner, Jr.

/s/ Debra Ricker-Rosato    Vice President, Finance (Principal Financial                August 31, 1998
-----------------------    and Accounting Officer)                                  ------------------
Debra A. Ricker-Rosato

/s/ George J. Markos       Director                                                    August 31, 1998
--------------------                                                                ------------------
George J. Markos

/s/ Lisa Mooney            Director                                                    August 31, 1998
---------------                                                                     ------------------
Lisa M. Mooney

/s/ Gerald Walle           Director                                                    August 31, 1998
----------------                                                                    ------------------
Gerald Walle
